UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.  )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Dow Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

YOUR VOTE IS IMPORTANT

PLEASE VOTE YOUR PROXY TODAY

VOTE “AGAINST” AGENDA ITEMS 4 AND 5

April 1, 2024

Dear Fellow Stockholders,

The 2024 Annual Meeting of Stockholders of Dow Inc. is quickly approaching. We recently mailed you proxy materials, but we have not yet received your vote. Because your vote is important, we are reaching out to you again.

We encourage you to participate in the governance of your Company by voting your shares. Five agenda items will be voted on during the April 11th meeting. The Board recommends that stockholders vote FOR Agenda Items 1, 2 and 3, and AGAINST Agenda Items 4 and 5.

Additional information regarding each of these items can be found in the 2024 Proxy Statement.

Please vote today. We have enclosed a Priority Mail envelope for your use. You may also call the toll-free number or go online if you prefer.

On behalf of your Board of Directors, thank you for your cooperation and continued support. We appreciate your vote.

Sincerely,

Jim Fitterling

Chair and Chief Executive Officer

Please vote AGAINST stockholder proposal Agenda Items 4 and 5.

Your vote is important no matter how many shares you hold.

If you have any questions or need assistance voting your shares,

please call our proxy solicitor, D.F. King & Co., Inc., toll-free at 1-800-864-1460.

Midland, Michigan USA

YOUR VOTE IS IMPORTANT

PLEASE VOTE YOUR PROXY TODAY

VOTE “AGAINST” AGENDA ITEMS 4 AND 5

April 1, 2024

Dear Fellow Stockholders,

The 2024 Annual Meeting of Stockholders of Dow Inc. is quickly approaching. We recently emailed to you proxy materials but have not yet received your vote. Because your vote is important, we are reaching out to you by mail.

We encourage you to participate in the governance of your Company by voting your shares. Five agenda items will be voted on during the April 11th meeting. The Board recommends that stockholders vote FOR Agenda Items 1, 2, and 3, and AGAINST Agenda Items 4 and 5.

Additional information regarding each of these items can be found in the 2024 Proxy Statement.

Please vote today. We have enclosed a Priority Mail envelope for your use. You can still vote online or by telephone if you prefer.

This mailing will not change your preference to receive proxy materials via the email you provided. If you think we may have an incorrect or outdated email address, after submitting your vote online, you can select Enroll in Electronic Delivery to change your email address.

On behalf of your Board of Directors, thank you for your cooperation and continued support. We appreciate your vote.

Sincerely,

Jim Fitterling

Chair and Chief Executive Officer

Please vote AGAINST stockholder proposal Agenda Items 4 and 5.

Your vote is important no matter how many shares you hold.

If you have any questions or need assistance voting your shares,

please call our proxy solicitor, D.F. King & Co., Inc., toll-free at 1-800-864-1460.

Midland, Michigan USA